Exhibit 16.1

July 14, 2011

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read First Security Group, Inc.’s statements included under Item 4.01 of its Form 8-K filed on July 14, 2011 and we agree with such statements concerning our firm.

Joseph Decosimo and Company, PLLC